Exhibit 99.1

Tenneco Reports Fourth Quarter and Full-Year 2012 Financial Results

  Highest-ever full-year revenue of $7.4 billion
  Record net income and EPS for Q4 and full year
  Record fourth quarter cash from operations up $43 million to $244 million
  Record low full-year leverage ratio of 1.5x

LAKE FOREST, Ill.--(BUSINESS WIRE)--January 31, 2013--Tenneco Inc. (NYSE: TEN) reported fourth quarter net income of $33 million, or 54-cents per diluted share, compared with net income of $30 million, or 49-cents per diluted share a year ago. On an adjusted basis, net income rose to $40 million, or 66-cents per diluted share, compared with $32 million, or 53-cents per diluted share, a year ago.

EBIT (earnings before interest, taxes and noncontrolling interests) was $84 million versus $88 million in the fourth quarter 2011. Adjusted EBIT was $94 million versus $89 million. The benefit from incremental new light vehicle platforms and higher light vehicle volumes, and effectively controlling operational costs drove the company’s highest-ever fourth quarter adjusted EBIT.

These results include $5 million in fourth quarter expense, representing 6-cents per diluted share, for deferred and long-term compensation indexed to the company’s stock price which rose 25% during the quarter.

“Despite volume weakness late in the year, we recorded our highest-ever annual revenue and continued to deliver year-over-year adjusted EBIT margin improvement in the fourth quarter and the full year,” stated Gregg Sherrill, chairman and CEO, Tenneco. “Our focus on operational excellence drove our earnings improvement as we effectively converted on light vehicle revenues in North America and China, and benefitted from strong execution on the launch of commercial vehicle programs. I’m also pleased with the strong cash generation driven by higher earnings and effective working capital management.”

Adjusted Fourth Quarter 2012 and 2011 Results
(millions except per share amounts)	Q4 2012				Q4 2011
			Net income				Net income
			attributable to				attributable to
	EBITDA*	EBIT	Tenneco Inc.	Per Share	EBITDA*	EBIT	Tenneco Inc.	Per Share
Earnings Measures	$141	$84	$33	$0.54	$139	$88	$30	$0.49

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	3	3	2	0.04	1	1	-	0.01
Asset impairment charge	-	7	7	0.11	-	-	-	-
Net tax adjustments	-	-	(2)	(0.03)	-	-	2	0.03

Non-GAAP earnings measures	$144	$94	$40	$0.66	$140	$89	$32	$0.53

* EBITDA including noncontrolling interests (EBIT before depreciation and amortization)
In addition to the items set forth above, the tables at the end of this press release reconcile GAAP to non-GAAP results.

Fourth Quarter 2012 Adjustments

  Restructuring and related charges of $3 million before tax, or 4-cents per diluted share.
  Non-cash asset impairment charge of $7 million, or 11-cents per diluted share, related to the European ride control business.
  Tax adjustments of $2 million, or 3-cents per diluted share, due to adjustments of prior year estimates.

Fourth Quarter 2011 Adjustments

  Restructuring and related charges of $1 million before tax, or 1-cent per diluted share.
  Tax adjustments of $2 million, or 3-cents per diluted share primarily related to recording a valuation allowance against the foreign losses and withholding taxes on foreign dividends, mostly offset by adjustments to prior year estimates.

Revenue

Total revenue in the quarter was $1.753 billion compared with $1.784 billion in fourth quarter 2011. Revenue excluding substrate sales and currency increased 2% to $1.390 billion versus $1.364 billion a year ago. The increase was driven by strong light vehicle volumes in North America and China and slightly higher North American aftermarket sales, which offset declines in Europe OE volumes and aftermarket sales. Currency had an unfavorable impact of $31 million in the quarter.

EBIT Margin

For the quarter, the company reported the following EBIT as a percent of revenue and EBIT as a percent of value-add revenue (revenue excluding substrate sales).

	Q4 2012	Q4 2011

EBIT as a percent of revenue	4.8%	4.9%
EBIT as a percent of value-add revenue	6.2%	6.5%

Adjusted EBIT as a percent of revenue	5.4%	5.0%
Adjusted EBIT as a percent of value-add revenue	6.9%	6.5%

Cash

Cash generated from operations was $244 million, up from $201 million a year ago, driven by higher earnings and effective working capital management.

Capital expenditures in the quarter were $77 million versus $80 million a year ago, primarily to support customer programs and growth in China and the North America emission control business.

FULL-YEAR 2012 RESULTS

Tenneco reported total annual revenue of $7.363 billion, up from $7.205 billion in 2011. Excluding substrate sales and the impact of currency, revenue increased 7% to $5.938 billion versus $5.527 billion the prior year. Higher light vehicle production in North America, China and India, strong aftermarket sales in North America, and incremental revenue from commercial vehicle business drove record-high revenue despite lower OE volumes and aftermarket sales in Europe and South America. Total OE commercial and specialty vehicle revenue increased 22% year-over-year to $804 million.

The company reported net income of $275 million, or $4.50 per diluted share, compared with net income of $157 million, or $2.55 per diluted share a year ago. Adjusted for the items in the table below, net income rose to $203 million, or $3.32 per diluted share, compared with $163 million, or $2.66 per diluted share, a year ago.

For the year, Tenneco EBIT increased to $428 million from $379 million in 2011. Adjusted for the items below, EBIT was up 11% to $443 million versus $398 million a year ago. Earnings were driven by managing operational costs on higher year-over-year OE light vehicle volumes, efficient execution on the launch of commercial vehicle programs, and higher North American aftermarket volumes.

Adjusted 2012 and 2011 Results
(millions except per share amounts)	2012				2011
			Net income				Net income
			attributable to				attributable to
	EBITDA*	EBIT	Tenneco Inc.	Per Share	EBITDA*	EBIT	Tenneco Inc.	Per Share
Earnings Measures	$633	$428	$275	$4.50	$586	$379	$157	$2.55

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	13	13	8	0.14	8	8	5	0.09
Asset impairment charge	-	7	7	0.11	-	-	-	-
Pullman recoveries	(5)	(5)	(3)	(0.05)	-	-	-	-
Goodwill impairment charge	-	-	-	-	11	11	7	0.11
Costs related to refinancing	-	-	12	0.19	-	-	1	0.01
Net tax adjustments	-	-	(96)	(1.57)	-	-	(7)	(0.10)

Non-GAAP earnings measures	$641	$443	$203	$3.32	$605	$398	$163	$2.66

* EBITDA including noncontrolling interests (EBIT before depreciation and amortization)
In addition to the items set forth above, the tables at the end of this press release reconcile GAAP to non-GAAP results.

For the full year, the company reported the following EBIT as a percent of revenue and EBIT as a percent of value-add revenue (revenue excluding substrate sales).

	2012	2011
EBIT as a percent of revenue	5.8%	5.3%
EBIT as a percent of value-add revenue	7.5%	6.9%

Adjusted EBIT as a percent of revenue	6.0%	5.5%
Adjusted EBIT as a percent of value-add revenue	7.8%	7.2%

Cash

For the full year 2012, the company generated $370 million in cash from operations compared with $245 million in 2011, driven by higher earnings and $54 million in working capital improvement. Total capital spending for the full year was $263 million.

During the year, Tenneco completed a stock buyback plan, repurchasing 600,000 shares of its outstanding common stock for $18 million to offset dilution from shares issued to employees in 2012.

Debt

At December 31, 2012, Tenneco’s debt net of cash was $957 million, compared with $1.01 billion at the end of 2011. The company’s continued earnings improvement and strong cash generation resulted in a new all-time low net debt to adjusted EBITDA ratio of 1.5x.

Fourth quarter reporting segments

NORTH AMERICA
(millions except percents)			Q4 12
			Revenues
			Excluding
			Currency &
	Q4 12	% Change vs.	Substrate	% Change vs.
	Revenues	Q4 11	Sales	Q4 11
North America Original Equipment
Ride Control	$156	7%	$155	6%
Emission Control	526	(2%)	302	5%
Total North America Original Equipment	682	0%	457	5%

North America Aftermarket
Ride Control	116	3%	116	3%
Emission Control	48	(2%)	48	(2%)
Total North America Aftermarket	164	1%	164	1%

Total North America	$846	0%	$621	4%

North America EBIT increased to $54 million from $46 million one year ago. On an adjusted basis, EBIT rose 17% to $55 million from $47 million. EBIT performance was driven by leveraging volumes in both OE businesses, higher aftermarket sales, and effectively controlling operational costs.

EUROPE, SOUTH AMERICA, INDIA
(millions except percents)			Q4 12
			Revenues
			Excluding
			Currency &
	Q4 12	% Change vs.	Substrate	% Change vs.
	Revenues	Q4 11	Sales	Q4 11
Europe Original Equipment
Ride Control	$115	(17%)	$119	(14%)
Emission Control	338	(6%)	225	(6%)
Total Europe Original Equipment	453	(9%)	344	(9%)

Europe Aftermarket
Ride Control	47	(2%)	48	0%
Emission Control	25	(19%)	26	(16%)
Total Europe Aftermarket	72	(9%)	74	(6%)

South America & India	141	(7%)	138	7%

Total Europe, South America & India	$666	(9%)	$556	(5%)

EBIT for Europe, South America and India for the quarter was $9 million versus $28 million a year ago. Adjusted for restructuring and asset impairment charges, EBIT was $18 million versus $28 million. The adjusted EBIT decrease was driven by unfavorable currency of $4 million, a 7% decline in Europe OE light vehicle production, significantly lower aftermarket sales in Europe and the impact from underutilized capacity due to low industry production volumes.

ASIA PACIFIC
(millions except percents)			Q4 12
			Revenues
			Excluding
			Currency &
	Q4 12	% Change vs.	Substrate	% Change vs.
	Revenues	Q4 11	Sales	Q4 11
Asia	$206	19%	$181	22%

Australia	35	(3%)	32	(6%)

Total Asia Pacific	$241	15%	$213	17%

Reported and adjusted EBIT for Asia Pacific rose 50% to $21 million compared with $14 million in 2011. EBIT was driven by higher China OE volumes, Tenneco’s strong position on top-selling platforms and improved manufacturing efficiency with the ramp up at new plants. Higher OE volumes in Thailand and the benefit of restructuring and operating improvements in Australia also contributed to year-over-year EBIT improvement.

Outlook

The company will provide its annual guidance and outlook for 2013 on February 14 during its previously announced investor and analyst meeting in New York. Chairman and Chief Executive Officer, Gregg Sherrill, Chief Operating Officer, Hari Nair, Chief Financial Officer, Ken Trammell, and other members of the global management team will review the company’s strategy, discuss business operations, and provide guidance including revenue, capital expenditures, interest expense and cash taxes.

Based on IHS Automotive forecasts for first quarter 2013, Tenneco anticipates global OE light vehicle production volumes will be slightly lower, down 2% year-over-year. North America is expected to be down 2%, Europe down 10%, India down 12%, China up 8% and South America up 5%. Tenneco also expects that commercial vehicle volumes will be lower year-over-year in the first quarter, as Power Systems Research is forecasting a 17% decline in North America class 4-7 production, and the company expects no improvement in the emissions regulated off-road market, Tenneco’s largest commercial vehicle business.

The aftermarket business in the first quarter is expected to be essentially flat year-over-year in North America, with the European aftermarket remaining weak due to ongoing macroeconomic conditions throughout the region.

Given the lower global OE light vehicle production and continued weakness in commercial vehicle markets, Tenneco anticipates its total revenue in the first quarter will be down slightly year-over-year.

Tenneco continues to take actions to address the ongoing challenges in Europe. In the third quarter, the company announced plans to close an aftermarket facility in Vittaryd, Sweden, and today, the company is announcing its intention to make additional fixed cost reductions in Europe. Including the Vittaryd closure, the company plans to reduce structural costs in Europe by $60 million annually, and anticipates related costs of approximately $120 million. Tenneco expects that most of the expense will be recorded in late 2013 and 2014, and that the company will reach a full savings run rate in 2016.

The company continues to expand its OE business with leading manufacturers worldwide with a full light vehicle launch schedule for the first quarter. Tenneco announced that it will supply Mahindra with diesel aftertreatment systems for on-road heavy duty trucks in India, and was selected by Scania to provide off-road diesel aftertreatment systems for vehicles in Europe. This is in addition to the previously announced Scania on-road business.

“While global macroeconomic conditions remain fragile and will pressure production volumes in the first quarter, I’m pleased with how we’re managing through this uncertainty, particularly the challenging economic conditions in Europe, and continuing to win and launch new business and drive operational excellence,” added Sherrill. “Tenneco has excellent growth opportunities ahead with our outstanding position on light vehicle platforms globally, our excellent footprint in the world’s fastest-growing markets, and a strong book of business with commercial vehicle customers which we will capitalize on as industry production cycles recover.”

Attachment 1
Statements of Income – 3 Months
Statements of Income – 12 Months
Balance Sheets
Statements of Cash Flows – 3 Months
Statements of Cash Flows – 12 Months

Attachment 2
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 12 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months and 12 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 Months and 12 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months and 12 Months

CONFERENCE CALL

The company will host a conference call on Thursday, January 31, 2013 at 9:00 a.m. ET. The dial-in number is 888-946-9420 (domestic) or 312-470-7418 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on January 31, 2013, through February 28, 2013. To access this recording, dial 800-756-3941 (domestic) or 203-369-3592 (international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

ANNUAL MEETING

The Tenneco Board of Directors has scheduled the corporation’s annual meeting of shareholders for Wednesday, May 15, 2013 at 10:00 a.m. CT. The meeting will be held at the corporate headquarters, 500 North Field Drive, Lake Forest, Illinois. The record date for shareholders eligible to vote at the meeting is March 18, 2013.

Tenneco is a $7.4 billion global manufacturing company with headquarters in Lake Forest, Illinois and more than 24,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of emission control and ride control products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco markets its products principally under the Monroe®, Walker® and Clevite®Elastomer brand names.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” ”projects,” “will,” and “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) general economic, business and market conditions;

(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;

(iii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(iv) changes in consumer demand, prices and the company’s ability to have our products included on top selling vehicles, including any shifts in consumer preferences to lower margin vehicles, for which we may or may not have supply arrangements;

(v) changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;

(vi) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing and volumes over the life of the applicable program;

(vii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;

(viii) workforce factors such as strikes or labor interruptions;

(ix) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(x) the negative impact of higher fuel prices on transportation and logistics costs, raw material costs and discretionary purchases of vehicles or aftermarket products;

(xi) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;

(xii) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans;

(xiii) product warranty costs;

(xiv) the cost and outcome of existing and any future legal proceedings;

(xv) economic, exchange rate and political conditions in the countries where we operate or sell our products;

(xvi) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xvii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xviii) changes in accounting estimates and assumptions, including changes based on additional information;

(xix) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals, as well as the impact of the enforcement of, changes to or compliance with laws and regulations, including those pertaining to environmental concerns, pensions or other regulated activities;

(xx) natural disasters, acts of war and/or terrorism and the impact of these occurrences or acts on economic, financial, industrial and social condition, including, without limitation, with respect to supply chains and customer demand in the countries where the company operates; and

(xxi) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2011.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2012		2011
Net sales and operating revenues	$1,753		$1,784

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	1,474	(a)	1,514	(d)
Engineering, research and development	32		31
Selling, general and administrative	106		100
Depreciation and amortization of other intangibles	57	(b)	51
Total costs and expenses	1,669		1,696

Loss on sale of receivables	(1)		(1)
Other income (expense)	1		1
Total other income (expense)	-		-

Earnings before interest expense, income taxes, and noncontrolling interests
North America	54	(a)	46	(d)
Europe, South America & India	9	(a) (b)	28
Asia Pacific	21		14
	84		88

Interest expense (net of interest capitalized)	21		27
Earnings before income taxes and noncontrolling interests	63		61

Income tax expense	22	(c)	23	(e)
Net income	41		38

Less: Net income attributable to noncontrolling interests	8		8
Net income attributable to Tenneco Inc.	$33		$30

Weighted average common shares outstanding:
Basic	60.0		59.9
Diluted	61.1		61.4

Earnings per share of common stock:
Basic	$0.55		$0.50
Diluted	$0.54		$0.49

(a) Includes restructuring and related charges of $3 million pre-tax, $2 million after tax or $0.04 per diluted share, which is recorded in cost of sales. Geographically, $1 million is recorded in North America and $2 million in Europe, South America and India.

(b) Includes an asset impairment charge of $7 million or $0.11 per diluted share related to the European ride control business.
(c) Includes net tax benefits of $2 million or $0.03 per diluted share primarily related to recording adjustments to prior year estimates.
(d) Includes restructuring and related charges of $1 million pre-tax, less than $1 million after tax or $0.01 per diluted share, which is recorded in cost of sales in North America.
(e) Includes net tax charges of $2 million or $0.03 per diluted share primarily related to recording a valuation allowance against the foreign losses and withholding taxes on foreign dividends, mostly offset by adjustments to prior year estimates.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
TWELVE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2012		2011
Net sales and operating revenues	$7,363		$7,205

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	6,170	(a)	6,037	(f)
Goodwill impairment charge	-		11	(g)
Engineering, research and development	126		133
Selling, general and administrative	427	(a) (c)	428
Depreciation and amortization of other intangibles	205	(b)	207
Total costs and expenses	6,928		6,816

Loss on sale of receivables	(4)		(5)
Other income (expense)	(3)		(5)
Total other income (expense)	(7)		(10)

Earnings before interest expense, income taxes, and noncontrolling interests
North America	288	(a) (c)	216	(f)
Europe, South America & India	71	(a) (b)	125	(f)
Asia Pacific	69		38	(f) (g)
	428		379

Interest expense (net of interest capitalized)	105	(d)	108	(h)
Earnings before income taxes and noncontrolling interests	323		271

Income tax expense	19	(e)	88	(i)
Net income	304		183

Less: Net income attributable to noncontrolling interests	29		26
Net income attributable to Tenneco Inc.	$275		$157

Weighted average common shares outstanding:
Basic	60.0		59.9
Diluted	61.1		61.5

Earnings per share of common stock:
Basic	$4.58		$2.62
Diluted	$4.50		$2.55

(a) Includes restructuring and related charges of $13 million pre-tax, $8 million after tax or $0.14 per diluted share. Of the adjustment $10 million is recorded in cost of sales and $3 million is recorded in selling, general and administrative expenses. Geographically, $1 million is recorded in North America and $12 million in Europe, South America and India.
(b) Includes an asset impairment charge of $7 million or $0.11 per diluted share related to the European ride control business.
(c) Includes a benefit of $5 million pre-tax, $3 million after tax or 5-cents per diluted share, from property recoveries related to transactions originated by The Pullman Company before being acquired by Tenneco in 1996.
(d) Includes pre-tax expenses of $18 million, $12 million after tax or $0.19 per share for costs related to refinancing activities.
(e) Includes net tax benefits of $96 million or $1.57 per diluted share primarily related to the reversal of the tax valuation allowance on the company’s U.S. net operating loss position and recording a tax valuation allowance in Spain for tax credits that may not be utilized due to tax losses there.
(f) Includes restructuring and related charges of $8 million pre-tax, $5 million after tax or $0.09 per diluted share, which is recorded in cost of sales. Geographically, $2 million is recorded in North America, $3 million in Europe, South America and India and $3 million in Asia Pacific.
(g) Represents Goodwill impairment charge recorded in Australia of $11 million pre-tax, $7 million after tax or $0.11 per diluted share.
(h) Includes pre-tax expenses of $1 million, $1 million after tax or $0.01 per share for costs related to refinancing activities.
(i) Includes net tax benefits of $7 million or $0.10 per diluted share primarily related to U.S. taxable income with no associated tax expense due to the company's net operating loss carryforward and adjustments to prior years' tax estimates, partially offset by the impact of recording a valuation allowance against the tax benefit for losses in certain foreign jurisdictions.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		December 31, 2012		December 31, 2011

Assets

	Cash and cash equivalents	$223		$214

	Receivables, net	986	(a)	980	(a)

	Inventories	667		592

	Other current assets	244		193

	Investments and other assets	364		311

	Plant, property, and equipment, net	1,122		1,047

	Total assets	$3,606		$3,337

Liabilities and Shareholders' Equity

	Short-term debt	$113		$66

	Accounts payable	1,186		1,171

	Accrued taxes	50		44

	Accrued interest	10		13

	Other current liabilities	280		276

	Long-term debt	1,067	(b)	1,158	(b)

	Deferred income taxes	27		51

	Deferred credits and other liabilities	567		503

	Redeemable noncontrolling interests	15		12

	Tenneco Inc. shareholders' equity	246		-

	Noncontrolling interests	45		43

	Total liabilities, redeemable noncontrolling interests and shareholders' equity	$3,606		$3,337

		December 31, 2012		December 31, 2011
(a)	Accounts Receivables net of:
	Europe - Accounts receivables securitization programs	$95		$121

		December 31, 2012		December 31, 2011
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$92		$24
	Term loan A (Due 2017)	241		-
	Term loan B (Due 2016)	-		148
	8.125% senior notes (Due 2015)	-		250
	7.75% senior notes (Due 2018)	225		225
	6.875% senior notes (Due 2020)	500		500
	Other long term debt	9		11

		$1,067		$1,158

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	December 31,
	2012	2011

Operating activities:
Net income	$41	$38
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization of other intangibles	57	51
Stock-based compensation	2	2
Deferred income taxes	29	(2)
Loss on sale of assets	1	1
Changes in components of working capital-
(Inc.)/dec. in receivables	148	131
(Inc.)/dec. in inventories	9	21
(Inc.)/dec. in prepayments and other current assets	19	5
Inc./(dec.) in payables	(24)	(15)
Inc./(dec.) in accrued taxes	(30)	-
Inc./(dec.) in accrued interest	(4)	(9)
Inc./(dec.) in other current liabilities	(5)	(22)
Changes in long-term assets	(2)	3
Changes in long-term liabilities	3	(10)
Other	-	7
Net cash provided by operating activities	244	201

Investing activities:
Proceeds from sale of assets	1	-
Cash payments for plant, property & equipment	(61)	(68)
Cash payments for software-related intangible assets	(3)	(5)
Net cash used by investing activities	(63)	(73)

Financing activities:
Retirement of long-term debt	(5)	(1)
Net inc./(dec.) in bank overdrafts	3	-
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on long-term debt and short-term borrowings secured by accounts receivable	(150)	(78)
Net inc./(dec.) in short-term debt secured by accounts receivable	(10)	-
Distribution to noncontrolling interest partners	(2)	-
Net cash used by financing activities	(164)	(79)

Effect of foreign exchange rate changes on cash and cash equivalents	(1)	2

Increase in cash and cash equivalents	16	51
Cash and cash equivalents, October 1	207	163
Cash and cash equivalents, December 31	$223	$214

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$25	$35
Cash paid during the period for income taxes (net of refunds)	26	27

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$42	$35

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Twelve Months Ended
	December 31,
	2012	2011

Operating activities:
Net income	304	183
Adjustments to reconcile net income to net cash provided by operating activities -
Goodwill impairment charge	-	11
Depreciation and amortization of other intangibles	205	207
Stock-based compensation	11	8
Deferred income taxes	(65)	(5)
Loss on sale of assets	4	4
Changes in components of working capital-
(Inc.)/dec. in receivables	(9)	(183)
(Inc.)/dec. in inventories	(72)	(64)
(Inc.)/dec. in prepayments and other current assets	(21)	(13)
Inc./(dec.) in payables	12	144
Inc./(dec.) in accrued taxes	7	(7)
Inc./(dec.) in accrued interest	(3)	-
Inc./(dec.) in other current liabilities	10	(7)
Changes in long-term assets	14	1
Changes in long-term liabilities	(32)	(41)
Other	5	7
Net cash provided by operating activities	370	245

Investing activities:
Proceeds from sale of assets	3	4
Cash payments for plant, property & equipment	(256)	(213)
Cash payments for software-related intangible assets	(13)	(15)
Cash payment for net assets purchased	(7)	-
Net cash used by investing activities	(273)	(224)

Financing activities:
Purchase of common stock under the share repurchase program	(18)	(16)
Issuance of long-term debt	250	5
Debt issuance costs on long-term debt	(13)	(1)
Retirement of long-term debt	(411)	(24)
Net inc./(dec.) in bank overdrafts	5	3
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on long-term debt and short-term borrowings secured by accounts receivable	67	30
Net inc./(dec.) in short-term debt secured by accounts receivable	50	-
Capital contribution from noncontrolling interest partner	5	1
Purchase of additional noncontrolling equity interest	-	(4)
Distribution to noncontrolling interest partners	(29)	(20)
Net cash used by financing activities	(94)	(26)

Effect of foreign exchange rate changes on cash and cash equivalents	6	(14)

Increase (Decrease) in cash and cash equivalents	9	(19)
Cash and cash equivalents, January 1	214	233
Cash and cash equivalents, December 31	$223	$214

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$100	$106
Cash paid during the period for income taxes (net of refunds)	80	85

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$42	$35

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	Q4 2012
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$33

Net income attributable to noncontrolling interests				8

Net income				41

Income tax expense				22

Interest expense (net of interest capitalized)				21

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$54	$9	$21	84

Depreciation and amortization of other intangibles	24	27	6	57

Total EBITDA including noncontrolling interests (2)	$78	$36	$27	$141

	Q4 2011
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$30

Net income attributable to noncontrolling interests				8

Net income				38

Income tax expense				23

Interest expense (net of interest capitalized)				27

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$46	$28	$14	88

Depreciation and amortization of other intangibles	24	21	6	51

Total EBITDA including noncontrolling interests (2)	$70	$49	$20	$139

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	Q4 2012				Q4 2011
			Net income				Net income
			attributable to				attributable to
	EBITDA (3)	EBIT	Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Tenneco Inc.	Per Share
Earnings Measures	$141	$84	$33	$0.54	$139	$88	$30	$0.49

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	3	3	2	0.04	1	1	-	0.01
Asset impairment charge (4)	-	7	7	0.11	-	-	-	-
Net tax adjustments	-	-	(2)	(0.03)	-	-	2	0.03

Non-GAAP earnings measures	$144	$94	$40	$0.66	$140	$89	$32	$0.53

					Q4 2012
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$54	$9	$21	$84
Restructuring and related expenses					1	2	-	3
Asset impairment charge (4)					-	7	-	7
Adjusted EBIT					$55	$18	$21	$94

					Q4 2011
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$46	28	$14	$88
Restructuring and related expenses					1	-	-	1
Adjusted EBIT					$47	$28	$14	$89

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the fourth quarters of 2012 and 2011 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Non-cash asset impairment charge related to the European ride control business.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	YTD 2012
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$ 275

Net income attributable to noncontrolling interests				29

Net income				304

Income tax expense				19

Interest expense (net of interest capitalized)				105

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$ 288	$ 71	$ 69	428

Depreciation and amortization of other intangibles	91	89	25	205

Total EBITDA including noncontrolling interests (2)	$ 379	$ 160	$ 94	$ 633

	YTD 2011
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$ 157

Net income attributable to noncontrolling interests				26

Net income				183

Income tax expense				88

Interest expense (net of interest capitalized)				108

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$ 216	$ 125	$ 38	379

Depreciation and amortization of other intangibles	95	88	24	207

Total EBITDA including noncontrolling interests (2)	$ 311	$ 213	$ 62	$ 586

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	YTD 2012				YTD 2011
			Net income				Net income
			attributable to				attributable to
	EBITDA (3)	EBIT	Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Tenneco Inc.	Per Share
Earnings Measures	$633	$428	$275	$4.50	$586	$379	$157	$2.55

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	13	13	8	0.14	8	8	5	0.09
Asset impairment charge (4)	-	7	7	0.11	-	-	-	-
Pullman recoveries (5)	(5)	(5)	(3)	(0.05)	-	-	-	-
Goodwill impairment charge (6)	-	-	-	-	11	11	7	0.11
Costs related to refinancing	-	-	12	0.19	-	-	1	0.01
Net tax adjustments	-	-	(96)	(1.57)	-	-	(7)	(0.10)

Non-GAAP earnings measures	$641	$443	$203	$3.32	$605	$398	$163	$2.66

					YTD 2012
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$288	$71	$69	$428
Restructuring and related expenses					1	12	-	13
Asset impairment charge (4)					-	7	-	7
Pullman recoveries (5)					(5)	-	-	(5)
Adjusted EBIT					$284	$90	$69	$443

					YTD 2011
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$216	125	$38	$379
Restructuring and related expenses					2	3	3	8
Goodwill impairment charge (6)					-	-	11	11
Adjusted EBIT					$218	$128	$52	$398

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for 2012 and 2011 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Non-cash asset impairment charge related to the European ride control business.

(5) Benefit from property recoveries related to transactions originated by the Pullman company before being acquired by Tenneco in 1996.

(6) Non-cash asset impairment charge related to goodwill for Australia.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q4 2012
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$156	$1	$155	$-	$155
Emission Control	526	-	526	224	302
Total North America Original Equipment	682	1	681	224	457

North America Aftermarket
Ride Control	116	-	116	-	116
Emission Control	48	-	48	-	48
Total North America Aftermarket	164	-	164	-	164

Total North America	846	1	845	224	621

Europe Original Equipment
Ride Control	115	(4)	119	-	119
Emission Control	338	(12)	350	125	225
Total Europe Original Equipment	453	(16)	469	125	344

Europe Aftermarket
Ride Control	47	(1)	48	-	48
Emission Control	25	(1)	26	-	26
Total Europe Aftermarket	72	(2)	74	-	74

South America & India	141	(18)	159	21	138

Total Europe, South America & India	666	(36)	702	146	556

Asia	206	4	202	21	181

Australia	35	-	35	3	32

Total Asia Pacific	241	4	237	24	213

Total Tenneco Inc.	$1,753	$(31)	$1,784	$394	$1,390

	Q4 2011
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$146	$-	$146	$-	$146
Emission Control	539	-	539	251	288
Total North America Original Equipment	685	-	685	251	434

North America Aftermarket
Ride Control	113	-	113	-	113
Emission Control	49	-	49	-	49
Total North America Aftermarket	162	-	162	-	162

Total North America	847	-	847	251	596

Europe Original Equipment
Ride Control	139	-	139	-	139
Emission Control	359	-	359	120	239
Total Europe Original Equipment	498	-	498	120	378

Europe Aftermarket
Ride Control	48	-	48	-	48
Emission Control	31	-	31	-	31
Total Europe Aftermarket	79	-	79	-	79

South America & India	151	-	151	22	129

Total Europe, South America & India	728	-	728	142	586

Asia	173	-	173	25	148

Australia	36	-	36	2	34

Total Asia Pacific	209	-	209	27	182

Total Tenneco Inc.	$1,784	$-	$1,784	$420	$1,364

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	YTD 2012
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$660	$(1)	$661	$-	$661
Emission Control	2,297	-	2,297	997	1,300
Total North America Original Equipment	2,957	(1)	2,958	997	1,961

North America Aftermarket
Ride Control	553	1	552	-	552
Emission Control	209	-	209	-	209
Total North America Aftermarket	762	1	761	-	761

Total North America	3,719	-	3,719	997	2,722

Europe Original Equipment
Ride Control	496	(43)	539	-	539
Emission Control	1,398	(125)	1,523	534	989
Total Europe Original Equipment	1,894	(168)	2,062	534	1,528

Europe Aftermarket
Ride Control	197	(20)	217	-	217
Emission Control	106	(9)	115	-	115
Total Europe Aftermarket	303	(29)	332	-	332

South America & India	570	(89)	659	89	570

Total Europe, South America & India	2,767	(286)	3,053	623	2,430

Asia	724	2	722	80	642

Australia	153	(2)	155	11	144

Total Asia Pacific	877	-	877	91	786

Total Tenneco Inc.	$7,363	$(286)	$7,649	$1,711	$5,938

	YTD 2011
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$608	$-	$608	$-	$608
Emission Control	2,085	-	2,085	971	1,114
Total North America Original Equipment	2,693	-	2,693	971	1,722

North America Aftermarket
Ride Control	518	-	518	-	518
Emission Control	203	-	203	-	203
Total North America Aftermarket	721	-	721	-	721

Total North America	3,414	-	3,414	971	2,443

Europe Original Equipment
Ride Control	567	-	567	-	567
Emission Control	1,455	-	1,455	494	961
Total Europe Original Equipment	2,022	-	2,022	494	1,528

Europe Aftermarket
Ride Control	219	-	219	-	219
Emission Control	140	-	140	-	140
Total Europe Aftermarket	359	-	359	-	359

South America & India	632	-	632	103	529

Total Europe, South America & India	3,013	-	3,013	597	2,416

Asia	618	-	618	98	520

Australia	160	-	160	12	148

Total Asia Pacific	778	-	778	110	668

Total Tenneco Inc.	$7,205	$-	$7,205	$1,678	$5,527

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q4 2012 vs. Q4 2011 $ Change and % Change Increase (Decrease)
			Revenues
			Excluding
			Currency and
	Revenues	% Change	Substrate Sales	% Change
North America Original Equipment
Ride Control	$10	7%	$9	6%
Emission Control	(13)	(2%)	14	5%
Total North America Original Equipment	(3)	0%	23	5%

North America Aftermarket
Ride Control	3	3%	3	3%
Emission Control	(1)	(2%)	(1)	(2%)
Total North America Aftermarket	2	1%	2	1%

Total North America	(1)	0%	25	4%

Europe Original Equipment
Ride Control	(24)	(17%)	(20)	(14%)
Emission Control	(21)	(6%)	(14)	(6%)
Total Europe Original Equipment	(45)	(9%)	(34)	(9%)

Europe Aftermarket
Ride Control	(1)	(2%)	-	0%
Emission Control	(6)	(19%)	(5)	(16%)
Total Europe Aftermarket	(7)	(9%)	(5)	(6%)

South America & India	(10)	(7%)	9	7%

Total Europe, South America & India	(62)	(9%)	(30)	(5%)

Asia	33	19%	33	22%

Australia	(1)	(3%)	(2)	(6%)

Total Asia Pacific	32	15%	31	17%

Total Tenneco Inc.	$(31)	(2%)	$26	2%

	YTD Q4 2012 vs. YTD Q4 2011 $ Change and % Change Increase (Decrease)
			Revenues
			Excluding
			Currency and
	Revenues	% Change	Substrate Sales	% Change
North America Original Equipment
Ride Control	$52	9%	$53	9%
Emission Control	212	10%	186	17%
Total North America Original Equipment	264	10%	239	14%

North America Aftermarket
Ride Control	35	7%	34	7%
Emission Control	6	3%	6	3%
Total North America Aftermarket	41	6%	40	6%

Total North America	305	9%	279	11%

Europe Original Equipment
Ride Control	(71)	(13%)	(28)	(5%)
Emission Control	(57)	(4%)	28	3%
Total Europe Original Equipment	(128)	(6%)	-	0%

Europe Aftermarket
Ride Control	(22)	(10%)	(2)	(1%)
Emission Control	(34)	(24%)	(25)	(18%)
Total Europe Aftermarket	(56)	(16%)	(27)	(8%)

South America & India	(62)	(10%)	41	8%

Total Europe, South America & India	(246)	(8%)	14	1%

Asia	106	17%	122	23%

Australia	(7)	(4%)	(4)	(3%)

Total Asia Pacific	99	13%	118	18%

Total Tenneco Inc.	$158	2%	$411	7%

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

	Quarter Ended December 31,

	2012	2011

Total debt	$1,180	$1,224

Cash and cash equivalents	223	214

Debt net of cash balances (1)	$957	$1,010

Adjusted LTM EBITDA including noncontrolling interests (2) (3)	$641	$605

Ratio of debt net of cash balances to adjusted LTM EBITDA including noncontrolling interests (4)	1.5x	1.7x

(1) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for- dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of cash to annual adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, annual adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of our credit position and progress toward reducing our financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions)

	Three Months Ended December 31,

	2012	2011

Original equipment revenues	$1,470	$1,488

Aftermarket revenues	283	296

Net sales and operating revenues	$1,753	$1,784

	Twelve Months Ended December 31,

	2012	2011

Original equipment revenues	$6,101	$5,910

Aftermarket revenues	1,262	1,295

Net sales and operating revenues	$7,363	$7,205

(1) Generally Accepted Accounting Principles

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	Q4 2012				Q4 2011
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total
Net sales and operating revenues	$846	$666	$241	$1,753	$847	$728	$209	$1,784

Less: Substrate sales	224	141	24	389	251	142	27	420

Value-add revenues	$622	$525	$217	$1,364	$596	$586	$182	$1,364

EBIT	$54	$9	$21	$84	$46	$28	$14	$88

EBIT as a % of revenue	6.4%	1.4%	8.7%	4.8%	5.4%	3.8%	6.7%	4.9%
EBIT as a % of value-add revenue	8.7%	1.7%	9.7%	6.2%	7.7%	4.8%	7.7%	6.5%

Adjusted EBIT	$55	$18	$21	$94	$47	$28	$14	$89

Adjusted EBIT as a % of revenue	6.5%	2.7%	8.7%	5.4%	5.5%	3.8%	6.7%	5.0%
Adjusted EBIT as a % of value-add revenue	8.8%	3.4%	9.7%	6.9%	7.9%	4.8%	7.7%	6.5%

	YTD 2012				YTD 2011
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total
Net sales and operating revenues	$3,719	$2,767	$877	$7,363	$3,414	$3,013	$778	$7,205

Less: Substrate sales	997	570	93	1,660	971	597	110	1,678

Value-add revenues	$2,722	$2,197	$784	$5,703	$2,443	$2,416	$668	$5,527

EBIT	$288	$71	$69	$428	$216	$125	$38	$379

EBIT as a % of revenue	7.7%	2.6%	7.9%	5.8%	6.3%	4.1%	4.9%	5.3%
EBIT as a % of value-add revenue	10.6%	3.2%	8.8%	7.5%	8.8%	5.2%	5.7%	6.9%

Adjusted EBIT	$284	$90	$69	$443	$218	$128	$52	$398

Adjusted EBIT as a % of revenue	7.6%	3.3%	7.9%	6.0%	6.4%	4.2%	6.7%	5.5%
Adjusted EBIT as a % of value-add revenue	10.4%	4.1%	8.8%	7.8%	8.9%	5.3%	7.8%	7.2%

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating our company's operational performance without the impact of such substrate sales.

CONTACT:
Tenneco Inc.
Media inquiries
Bill Dawson, 847 482-5807
bdawson@tenneco.com
or
Investor inquiries
Linae Golla, 847 482-5162
lgolla@tenneco.com